UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 1, 2011
SPECTRUM GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18061 Fitch Irvine, CA 92614 (Address of Principal Executive Offices) (Zip Code)

(949) 955-1250
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bonus Awards for Fiscal 2011

Effective August 1, 2011, the Board of Directors of Spectrum Group International, Inc. (the "Company" or "SGI”), based on the recommendation of the Compensation Committee of the Board of Directors, awarded cash bonuses to its named executive officers. The bonus payable to Gregory Roberts, President and CEO, was determined based on the achievement of specific metrics as set forth in his employment agreement, plus a discretionary component. The bonuses payable to the other executive officers were determined in the discretion of the Compensation Committee. Seventy-five percent of the bonuses are payable immediately, with the remaining 25% payable following the issuance of the Company's consolidated audited financial statements.

The following chart sets forth the actual bonus awarded for fiscal 2011 to three current executive officers who were our named executive officers for the previous fiscal year, together with Paul Soth, our current Executive Vice President and Chief Financial Officer, and Arthur Hamilton, our current Chief Accounting Officer:

Executive Officer	Total Amount of Bonus

Greg Roberts, President and Chief Executive Officer	$2,428,000
Paul Soth, Executive Vice President and Chief Financial Officer	$310,000
Antonio Arenas, Executive Chairman	$175,000
Carol Meltzer, General Counsel and Secretary	$50,000
Arthur Hamilton, Chief Accounting Officer	$40,000

The bonus payable to Mr. Roberts could change depending upon actual results for fiscal 2011. Any change is not expected to be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 3, 2011	SPECTRUM GROUP INTERNATIONAL, INC.
		By:	/s/ Paul Soth
			Name:	Paul Soth
			Title:	Chief Financial Officer and Executive Vice President